SUB-ITEM 77Q3

AIM LARGE CAP GROWTH FUND

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 10/31/2008
FILE NUMBER 811-1424
SERIES NO.: 12


74U. 1 Number of shares outstanding (000's Omitted)
       Class A                                                     74,111
     2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
       Class B                                                     23,083
       Class C                                                     12,290
       Class R                                                        886
       Class Y                                                        632
       Investor Class                                              23,682
       Institutional Class                                         15,536


74V. 1 Net asset value per share (to nearest cent)
       Class A                                                      $8.55
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                                                      $8.00
       Class C                                                      $8.00
       Class R                                                      $8.44
       Class Y                                                      $8.55
       Investor Class                                               $8.61
       Institutional Class                                          $8.77